UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 25, 2016

Aéropostale, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31314	31-1443880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

112 West 34th Street, 22nd Floor, New York, New York 10120
(Address of principal executive offices, including Zip Code)

(646) 485-5410
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item1.01.	Entry into a Material Definitive Agreement.

As previously reported, on May 4, 2016, Aéropostale, Inc. (the “Company”) and each of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Southern District of  New York (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”).  The Chapter 11 cases are being administered jointly under the caption “In re Aéropostale, Inc., et al.”, Case No. 16-11275 (the “Chapter 11 Cases”).  In connection with the Chapter 11 Cases, the Company, certain Debtors, as guarantors, the lenders party thereto from time to time, and Crystal Financial LLC (“Crystal”), as administrative agent and collateral agent, entered into that certain Secured Superpriority Debtor-in-Possession Loan, Security and Guaranty Agreement, dated as of May 4, 2016, as amended from time to time (the “DIP Facility”).  On May 5, 2016, the Company received approval from the Bankruptcy Court to draw up to $100 million in interim financing under the DIP Facility.

On May 25, 2016, the parties to the DIP Facility entered into the First Amendment to the Secured Superpriority Debtor-in-Possession Loan, Security and Guaranty Agreement (the “First Amendment”) pursuant to which the DIP Facility was amended to, among other things, extend the dates by which a final order approving the DIP Facility and an order extending the date by which the Company must assume or reject leases must be entered into the docket by the Bankruptcy Court. Also on May 25, 2016, the parties to the DIP Facility entered into the Second Amendment to the Secured Superpriority Debtor-in-Possession Loan, Security and Guaranty Agreement (the “Second Amendment” and together with the First Amendment, the “Amendments”) pursuant to which the lenders provided their consent for entry by the Company into an agreement to settle the previously disclosed dispute with MGF Sourcing US, LLC (the “MGF Settlement Agreement”), subject to certain conditions described therein.  Pursuant to MGF Settlement Agreement, which was approved by the Bankruptcy Court, among other things, the sourcing agreement between the Company and MGF Sourcing US, LLC will terminate when the parties comply with their respective obligations on outstanding orders.

The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to Amendment No. 1 and Amendment No. 2, filed as Exhibits 10.1 and 10.2, respectively, hereto and incorporated herein by reference.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On May 25, 2016, in order to align the size and composition of the Company’s workforce with its expected future operating and capital plans, the Company determined to reduce its workforce by 84 full-time employees, representing approximately 14% of the employees in the Company’s corporate offices.  The Company estimates that during the second quarter of 2016 it will record a total of approximately $1.4 to $1.7 million in pre-tax expenses related to employee-termination benefits, which consist of cash expenditures related primarily to one-time severance costs and out-placement services.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this filing that address activities, events or developments that the Company expects, believes, targets or anticipates will or may occur in the future are forward-looking statements. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors which could include the following: the ability to operate and reorganize under the Chapter 11 Cases, including but not limited to, the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases, the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 cases in general, the length of time the Company will operate under the Chapter 11 Cases, risks associated with third-party motions in the Chapter 11 Cases, the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s reorganization, the Company’s future financial condition, results of operations, plans and prospects, expectations, operating improvements and cost savings, and the timing of any of the foregoing, and the Company’s ability to make debt payments to remain in compliance with financial covenants under post-petition financing arrangements, and to obtain appropriate court approval, waivers or amendments with respect to any noncompliance or other actions under such arrangements; the Company’s post-petition financing is subject to certain conditions, which conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; the Company’s liquidity and ability to continue as a going concern; the impact of workforce reductions and the related charges and cash expenditures; the impact of and ability to successfully implement store closures and to right-size store footprint; the Company’s ability to implement operational improvement efficiencies; successful implementation of our two-chain factory, mall strategy and merchandise repositioning; uncertainty associated with evaluating and completing any strategic or financial alternative as well as the Company’s ability to implement and realize any anticipated benefits associated with any alternative that may be pursued; the consequences of the acceleration of our debt obligations; the Company’s ability to generate or obtain from external sources sufficient liquidity for operations and debt service; the impact of the dispute with MGF Sourcing US, LLC and the successful implementation of the settlement; our ability to source merchandise on acceptable terms; changes in the competitive marketplace, including the introduction of new products or pricing changes by the Company’s competitors; changes in the economy and other events leading to a reduction in discretionary consumer spending; seasonality; risks associated with changes in social, political, economic and other conditions and the possible adverse impact of changes in import restrictions; as well as other risk factors set forth in the Company’s Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.

The Company therefore cautions readers against relying on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	10.1	First Amendment to the Secured Superpriority Debtor-in-Possession Loan, Security and Guaranty Agreement, dated as of May 25, 2016.

	10.2	Second Amendment to the Secured Superpriority Debtor-in-Possession Loan, Security and Guaranty Agreement, dated as of May 25, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2016

AÉROPOSTALE, INC.

/s/ Marc G. Schuback
Name: Marc G. Schuback
Title: Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Exhibit

10.1	First Amendment to the Secured Superpriority Debtor-in-Possession Loan, Security and Guaranty Agreement, dated as of May 25, 2016.

10.2	Second Amendment to the Secured Superpriority Debtor-in-Possession Loan, Security and Guaranty Agreement, dated as of May 25, 2016.